UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2004

SPHERION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11997	36-3536544

(State or other jurisdiction) of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 308-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On October 6, 2004, Spherion Corporation (the “Company”) entered into Amendment Number 3 to the Employment Agreement dated May 7, 2001, as amended, by and between the Company and Roy G. Krause. The purpose of the Amendment was (i) to reflect Mr. Krause’s title change to Chief Executive Officer and President; and (ii) to reflect the Company’s intention, consistent with its By-Laws, to recommend Mr. Krause’s nomination as a member of the Board of Directors as well as a member of the Board’s Executive Committee.

     Also on October 6, 2004, the Company entered into Amendment Number 3 to the Change in Control Agreement dated May 7, 2001, as amended, by and between the Company and Mr. Krause. The purpose of this Amendment was to reflect Mr. Krause’s title change to Chief Executive Officer and President.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On October 6, 2004, Roy G. Krause was named Chief Executive Officer of the Company and will continue to serve as the Company’s President. Mr. Krause was also elected as a Class I director of the Company and was named to the Board’s Executive Committee. Pursuant to the above-mentioned amendment to Mr. Krause’s employment agreement, the Company shall recommend that he be nominated as a director of the Company during the term of his employment.

     Mr. Krause, 58, served as President and Chief Operating Officer of the Company from July 2003 to October 2004. From October 1995 to July 2003, he served as Executive Vice President and Chief Financial Officer of the Company. Prior to joining the Company, he served as Executive Vice President and Chief Financial Officer of HomeBanc Federal Savings Bank and HomeBanc Mortgage Corporation from November 1980 to September 1995.

     Please see Item 1.01 above for a brief description of the material terms of amendments made to both Mr. Krause’s employment agreement and change in control agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     Press release dated October 7, 2004 announcing that the Company names Roy G. Krause Chief Executive Officer and Director is attached hereto as exhibit 99.1.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERION CORPORATION
Date: October 7, 2004	By:	/s/ Roy G. Krause
President & Chief Executive Officer

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